UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item l.01  Entry Into a Material Definitive Agreement

Effective June 30, 2009, Wind Energy America Inc.(the “Company”) and Donald Blakstad of San Diego, California, entered into an Agreement providing for Mr. Blakstad to provide management services to the Company for a term of eighteen months with a month-to- month continuance after the initial term.

Under the Agreement, Mr. Blakstad shall provide management and financial services to the Company including attending meetings of the Board of Directors on a regular basis as well as serving as a director if so appointed, advising the principal officers of the Company at all requested and reasonable times regarding management, financial, operational and acquisition matters and transactions, and assisting the Company to develop long-term strategic planning for future growth. Mr. Blakstad also will assist the Company to identify and retain experienced management and other personnel or contractors to perform development and operational functions and services for its wind power properties and projects, and to assist the Company in obtaining venture capital financing to fund and implement its anticipated acquisitions and projects.

The Agreement requires the Company to compensate Mr. Blakstad with deferred monthly payments of $15,000 which are not payable until the expiration of the initial 18-month term, 100,000 shares of unregistered common stock of the Company, and a Stock Purchase Warrant to acquire l,000,000 common shares of the Company exercisable anytime at $.25 per share during a five-year term. Severance and other detailed terms of the Agreement are set forth in full on Exhibit No. 1.1 filed with this current report on Form 8-K.

Mr. Blakstad has already performed valuable services to the Company during the past two years, including being responsible for raising more than $2 Million of funding to support the Company’s wind acquisition and development properties and projects. Mr. Blakstad has many years of broad and successful direct management experience in operating small start-up to large private companies, as well as having developed and nurtured many personal and business contacts who have owned and managed large successful businesses including both private and public companies. For example, Mr. Blakstad was the founder and President of two large affiliated long-distance telephone companies headquartered in San Diego and provided worldwide retail long-distance telephone services for many years, and which Mr. Blakstad grew from start-up to having a customer base of over l,000,000 customers when his customer base assets were sold to a large telephone service provider.

The complete Agreement with Mr. Blakstad is incorporated herewith as Exhibit 1.1 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

1.1	Agreement Between Registrant and Donald Blakstad

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2009
Wind Energy America Inc.

	By	/s/ Robert O. Knutson
Robert O. Knutson, Managing Director